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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vanstar Corporation 1996 Stock Option/Stock Issuance Plan of our reports dated June 10, 1996, with respect to the consolidated financial statements and schedule of Vanstar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1996, filed with the Securities and Exchange Commission


                                             ERNST & YOUNG LLP



San Jose, California
September 27, 1996